Exhibit 4.9

THE SECURITIES EVIDENCED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND, EXCEPT AS STATED IN AN AGREEMENT BETWEEN THE HOLDER OF THIS INSTRUMENT AND INTERACTIVE TECHNOLOGIES.COM, LTD., SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR UNITED BUYERS ADVANTAGE, INC. RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR SUCH CORPORATION) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                              STOCK PURCHASE OPTION

                  To Purchase 400,000 Shares of Common Stock of

                       INTERACTIVE TECHNOLOGIES.COM, LTD.

      THIS CERTIFIES that, for value received, Boru Enterprises. Inc. (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after June 7, 2000 (the "Initial Exercise Date") and on or prior to the close of business on June 7, 2005 (the "Termination Date") but not thereafter, to subscribe for and purchase from Interactive Technologies.com, Ltd., a corporation incorporated in Delaware (the "Company"), up to 400,000 shares (the "Option Shares") of Common Stock, $.001 par value, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Option shall be $.69. The Exercise Price and the number of shares for which the Option is exercisable shall be subject to adjustment as provided herein.

      1. Title to Option. Prior to the Termination Date, this Option and all rights hereunder shall not be transferable, in whole or in part.

      2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Option will, upon exercise of the rights represented by this Option, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

      3. Exercise of Option. (a) Exercise for Cash. Except as provided in
Section 4 herein, exercise of the purchase rights represented by this Option may be made at any time or times on or after the Initial Exercise Date, and before the close of business on the Termination Date by the surrender of this Option and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Option shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) business days after the date on which this Option shall have been exercised as aforesaid. This Option shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Option has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If this Option shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Option Shares, deliver to Holder a new Option evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Option, which new Option shall in all other respects be identical with this Option.

            (b) Cashless Exercise. If, from and after one year after the Initial Exercise Date, (i) the Company's Common Stock shall have been registered pursuant to Section 12(b) or (g) of the Securities and Exchange Act of 1934, as amended; and (ii) the Holder's right to sell the Option Shares shall not then be subject to any restrictions or limitations imposed by any lock-up or similar agreement which the Holder shall have executed, then the Holder shall also have the right to a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the closing price (if so reported, or else the closing bid price) per share of Common Stock on the business day preceding the date of such election;

(B) = the Exercise Price of the Option; and

(X) = the number of shares issuable upon exercise of the Option in accordance with the terms of this Option.

      4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.

      5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Option shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Option or in such name or names as may be directed by the holder of this Option; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Option, this Option when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

      6. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Option.

      7. Transfer, Division and Combination. (a) Subject to compliance with any applicable securities laws, transfer of this Option and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Option at the principal office of the Company, together with a written assignment of this Option substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Option or Options in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Option evidencing the portion of this Option not so assigned, and this Option shall promptly be cancelled. A Option, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Option issued. The Company acknowledges that this Option may be divided among affiliates and employees of Holder.

            (b) This Option may be divided or combined with other Options upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Options are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Option or Options in exchange for the Option or Options to be divided or combined in accordance with such notice.

            (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Option or Options under this Section 7.

            (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Options.

      8. No Rights as Stockholder until Exercise. This Option does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Option and the payment of the aggregate Exercise Price, the Option Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

      9. Loss, Theft, Destruction or Mutilation of Option. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option certificate or any stock certificate relating to the Option Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Option or stock certificate, if mutilated, the Company will make and deliver a new Option or stock certificate of like tenor and dated as of such cancellation, in lieu of such Option or stock certificate.

      10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

      11. Adjustments of Exercise Price and Number of Option Shares. (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Option and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Option Shares purchasable upon exercise of this Option immediately prior thereto shall be adjusted so that the holder of this Option shall be entitled to receive the kind and number of Option Shares or other securities of the Company which he would have owned or have been entitled to receive had such Option been exercised in advance thereof. Upon each such adjustment of the kind and number of Option Shares or other securities of the Company which are purchasable hereunder, the holder of this Option shall thereafter be entitled to purchase the number of Option Shares or other securities resulting from such adjustment at an Exercise Price per Option Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Option Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Option Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            (b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including options or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Option, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Option is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Option to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Option is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 11, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any options or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 11 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

      12. Voluntary Adjustment by the Company. The Company may at any time during the term of this Option, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

      13. Notice of Adjustment. Whenever the number of Option Shares or number or kind of securities or other property purchasable upon the exercise of this Option or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Option notice of such adjustment or adjustments setting forth the number of Option Shares (and other securities or property) purchasable upon the exercise of this Option and the Exercise Price of such Option Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

      14. Notice of Corporate Action. If at any time:

            (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

            (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and

(ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16(d).

      15. Authorized Shares. The Company covenants that during the period the Option is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Option Shares upon the exercise of any purchase rights under this Option. The Company further covenants that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Option Shares upon the exercise of the purchase rights under this Option. The Company will take all such reasonable action as may be necessary to assure that such Option Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market upon which the Common Stock may be listed.

            The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Option above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Option, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Option.

            Upon the request of Holder, the Company will at any time during the period this Option is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Option and the obligations of the Company hereunder.

            Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Options, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

            Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Option is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

      16. Piggyback Registration

      (a) Whenever the Company proposes to register any of its common stock under the Securities Exchange Act of 1933, as amended (the "Securities Act") (other than a registration statement on Form S-8), the Company will give prompt written notice to the Holder of its intention to effect such a registration and, except as provided in (c) or (d) of this paragraph, will include in such registration all shares held by the Holder or that may be issueable to the Holder under any then outstanding options (the "Shares") with respect to which the Company has received a written request for inclusion therein from the Holder within 30 days after the delivery of the Company's notice (a "Piggyback Registration").

      (b) All expenses incurred by the Holder in connection with the preparation for registration and the registration and sale of Shares will be paid by the Company in any Piggyback Registration.

      (c) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration in the following order of priority:
(i) first, the securities the Company proposes to sell, (ii) second, the Shares requested to be included in such registration, and (iii) third, other securities of the Company requested to be included in such registration.

      (d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than holders of the Shares, and the underwriters managing the registered public offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration in the following order of priority: (i) first, the securities requested to be included therein by the holders requesting such registration and the Shares requested to be included in such registration, pro rata on the basis of the number of shares requested to be included in such registration by each holder and (ii) second, other securities of the Company requested to be included in such registration.

      (e) If the Company has previously filed a registration statement with respect to Shares and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration.

      (f) Whenever the Holder has requested that any Shares be registered pursuant to this paragraph 16, the Company will use its best efforts to effect the registration and the sale of such Shares as expeditiously as possible in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

            (i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective;

            (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (iii) use its best efforts to register or qualify the Shares under such other securities or blue sky laws of such jurisdictions as the Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Shares (provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction);

            (iv) cause all such Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

            (v) provide a transfer agent and registrar for all Shares not later than the effective date of such registration statement.

      (g) In the event any of the Shares are to be registered pursuant to this paragraph 16, the Company, the Holder and any other holders of registrable securities of the Company shall enter into a cross-indemnification agreement customary for such purposes.

      17. Miscellaneous.

            (a) Jurisdiction. This Option shall be binding upon any successors or assigns of the Company. This Option shall constitute a contract under the laws of Delaware .without regard to its conflict of law, principles or rules.

            (b) Restrictions. The holder hereof acknowledges that the Option Shares acquired upon the exercise of this Option, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

            (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company fails to comply with any provision of this Option, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

            (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof by the Company shall be delivered by fax or by registered mail to the publicly listed headquarters address of the Company, attention Chief Financial Officer, or to Holder at 72 S.E. 6th Avenue, Delray Beach, Florida 33483.

            (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Option. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Option and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (g) Successors and Assigns. Subject to applicable securities laws, this Option and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Option are intended to be for the benefit of all Holders from time to time of this Option and shall be enforceable by any such Holder or holder of Option Shares.

            (h) Indemnification. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Option; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder's negligence, bad faith or willful misconduct in its capacity as a stockholder or optionholder of the Company.

            (i) Amendment. This Option may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

            (j) Severability. Wherever possible, each provision of this Option shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Option.

            (k) Headings. The headings used in this Option are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Option.

      IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officer thereunto duly authorized.

Dated: June 7, 2000               Interactive Technologies.com, Ltd.

                                  By:___________________________________________
                                      William R. Becker, Chief Executive Officer

                               NOTICE OF EXERCISE

To: Interactive Technologies.com, Ltd.

      (1) The undersigned hereby elects to purchase _______ shares of Common Stock, $.001 par value (the "Common Stock"), of Interactive Technologies.com, Ltd. pursuant to the terms of the attached Option, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

      (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                  ______________________________________________
                  (Name)
                  ______________________________________________
                  (Address)
                  ______________________________________________

Dated:_________________________

                                          _____________________________
                                          Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing option, execute
                   this form and supply required information.
                  Do not use this form to exercise the option.)

      FOR VALUE RECEIVED, the foregoing Option and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is:

_________________________________________________________________

_________________________________________________________________

                  Dated:  ______________, _______

                  Holder's Signature:     _____________________________

                  Holder's Address:       _____________________________

                                          _____________________________

Signature Guaranteed:  ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Option, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Option.